Exhibit 99.1

IDEXX Laboratories Announces Fourth Quarter and Full Year 2020 Results

WESTBROOK, Maine, Feb. 2, 2021 /PRNewswire/ --

  Achieves fourth quarter reported revenue growth of 19% and organic growth of 17%, driven by CAG Diagnostics recurring revenue reported growth of 23% and organic growth of 21%
  High revenue growth supported by sustained strong global trends in pet healthcare
  Delivers full year EPS of $6.71, an increase of 37% on a reported basis and 31% on a comparable constant currency basis
  Strong full year EPS results supported by operating margin expansion of 270 basis points on a reported basis and 340 basis points on a comparable constant currency basis
  Provides initial outlook for 2021 revenue of $3,065 million - $3,120 million, reflecting reported growth of 13% - 15.5% and organic growth of 11.5% - 13.5%
  Estimates 2021 EPS of $7.39 - $7.71, an increase of 10% - 14% as reported and 15% - 20% on a comparable constant currency basis

IDEXX Laboratories, Inc. (NASDAQ: IDXX), today announced fourth quarter and full year results, as well as market condition updates.

Fourth Quarter and Full Year Results

The Company reports revenues of $721 million for the fourth quarter of 2020, an increase of 19% compared to the prior year period on a reported basis and 17% on an organic basis. Fourth quarter results were driven by continued high gains in Companion Animal Group ("CAG") Diagnostics recurring revenue globally, as well as sustained strong growth in the Company's Livestock, Poultry and Dairy ("LPD") business. Fourth quarter growth also benefited by 1.5% from revenues associated with OPTI Medical Systems COVID-19 human PCR testing. Overall revenue gains were moderated by COVID-19 pandemic-related impacts that constrained new CAG instrument placement levels and non-compliance related testing in the Company's Water business.

Earnings per diluted share ("EPS") were $2.01 for the fourth quarter, an increase of 93% as reported, including a one-time positive impact of $0.25 per share related to the enactment of tax reform in Switzerland and $0.13 per share in share-based compensation tax benefits.

Revenue for the full year of $2,707 million increased 12% on a reported and organic basis, driven by 16% reported and 15% organic growth in CAG Diagnostics recurring revenue.

For the full year 2020, EPS of $6.71 increased 37% on a reported basis and 31% on a comparable constant currency basis. EPS results benefited from strong CAG Diagnostics recurring revenue growth and operating expense leverage, resulting in 270 basis points of operating margin improvement on a reported basis, and 340 basis points on a comparable constant currency basis. Further information and a reconciliation of non-GAAP financial measures, such as comparable constant currency growth measures, are provided in the Company's footnotes.

The Company expects full year 2021 revenue growth of 13% - 15.5% on a reported basis and 11.5% - 13.5% revenue growth on an organic basis. The Company also expects EPS of $7.39 - $7.71, reflecting a targeted 50 - 100 basis points of comparable constant currency operating margin improvement, building on strong 2020 performance.

"IDEXX had an exceptional finish to 2020, supported by continued robust global market trends in companion animal healthcare and outstanding execution by the IDEXX organization globally. Performance was strong across our major geographic markets, enabling us to deliver 12% organic growth overall and 31% EPS growth on a comparable constant currency basis for the full year, above our long-term goals. The IDEXX team stayed focused on serving our customers in an exceptional way through the COVID-19 pandemic. The team's high level of engagement and focus on execution enabled us to be well-positioned to benefit from a strong market recovery in pet healthcare. We are planning to drive continued strong growth in our companion animal business, as reflected in our initial financial 2021 outlook, leveraging our expanded global commercial capability and unique innovations, which support higher standards of healthcare for pets," said Jay Mazelsky, the Company's President and Chief Executive Officer.

Companion Animal Diagnostics Trends Update

Companion animal healthcare markets benefited from continued positive trends in the fourth quarter globally. U.S. veterinary practices experienced sustained strong clinical demand benefiting from high growth in both non-wellness and wellness clinical visits. In the U.S., same-store clinical visit growth reached 8% in the fourth quarter, including 7% growth in non-wellness visits and sustained 10% growth in wellness visits. Clinical visits continued to benefit from an increase in new clinical patient visits. Revenue growth at U.S. veterinary practices was 12% in the fourth quarter, driven by growth in service and diagnostics revenues, reflecting increased frequency and utilization of diagnostics. Additional U.S. companion animal practice weekly key metrics are available in the Q4 2020 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

Global companion animal market trends have supported continued high demand for CAG diagnostic products and services. Global CAG Diagnostics recurring revenues sustained their growth at high levels through the fourth quarter with strength across regions.

Fourth Quarter Performance Highlights

Companion Animal Group

The Companion Animal Group generated 19% reported and 17% organic revenue growth for the fourth quarter. CAG Diagnostics recurring revenue growth remained very strong at 23% reported and 21% organic. Growth was high across IDEXX's major modalities globally reflecting continued strong growth in clinical visits and expanded utilization of diagnostic products and services. Overall CAG revenue growth was constrained by a 10% organic decline in IDEXX VetLab instrument revenues, impacted by COVID-19 related restrictions on access to veterinary practices.

  IDEXX VetLab® consumables generated 27% reported and 25% organic revenue growth, supported by benefits from diagnostics utilization growth, expansion of our premium instrument installed base, and moderate net price gains.
  Reference laboratory diagnostic and consulting services generated 21% reported and 19% organic revenue growth, led by continued high organic growth in the U.S. and mid-to-high-teen growth in international markets. Reference lab gains were supported by high same-store volume growth, with strong gains across testing categories.
  Rapid assay products generated revenue growth of 20% on a reported and organic basis, supported by continued gains in SNAP® 4Dx® Plus Tests, feline and specialty rapid assay test volumes, benefiting from strong overall market conditions including high demand for both wellness and non-wellness testing.

Veterinary software, services and diagnostic imaging systems revenue growth increased 1% on a reported and organic basis, supported by double-digit growth in subscription-based service revenues and strong growth in new veterinary software system placements. Overall growth was moderated by declines in diagnostic imaging systems placements compared to strong prior year placement levels.

Water

Water achieved revenue growth of 1% on a reported basis and modest revenue growth on an organic basis, reflecting continued improvements in compliance testing volumes which were offset by COVID-19 pandemic-related pressures on non-compliance testing volumes.

Livestock, Poultry and Dairy ("LPD")

LPD revenue increased 16% on a reported basis and 13% on an organic basis. LPD results were supported by continued strength in core swine testing volumes and African Swine Fever diagnostic testing programs in Asia. These gains were moderated by lower herd health screening levels, compared to strong prior year results.

Gross Profit and Operating Profit

Gross profits increased 24%, and gross margins of 56.8% increased 210 basis points compared to prior year results on a reported basis and 270 basis points on a constant currency basis. Gross margin results reflected reference laboratory productivity gains on high revenue growth, favorable mix from strong consumable revenue and lower instrument revenue, as well as benefits from moderate price gains.

Operating margin was 25.7% in the quarter, 660 basis points higher than the prior year period results on a reported basis and 460 basis points on a comparable constant currency basis, excluding the prior year negative impact of the CEO transition charges. Operating expenses increased 4% on a reported basis, and 10% on a comparable constant currency basis, excluding the CEO transition charges. Operating expense growth in the fourth quarter reflects higher employee incentive and healthcare costs, R&D investments, and global commercial capability enhancements.

2021 Growth and Financial Performance Outlook

The following table provides the company's initial estimates for annual key financial metrics in 2021:

Amounts in millions except per share data and percentages

Growth and Financial Performance Outlook	2021

Revenue	$3,065	-	$3,120
Reported growth	13%	-	15.5%
Organic growth	11.5%	-	13.5%
CAG Diagnostics Recurring Revenue Growth
Reported growth	13.5%	-	16%
Organic growth	12%	-	14.5%
Operating Margin	27.3%	-	27.8%
Operating margin expansion	170	-	220 bps
Comparable constant currency margin expansion	50	-	100 bps
EPS	$7.39	-	$7.71
Reported growth	10%	-	14%
Comparable constant currency growth	15%	-	20%
Other Key Metrics
Net interest expense	$30	-	$31
Share-based compensation tax benefit	$7.5	-	$9.5
Share-based compensation tax rate benefit	~ 1%
Effective tax rate	20%	-	21%
Share-based compensation EPS impact	$0.09	-	$0.11
Change in average shares outstanding	0%	-	(0.5)%
Operating Cash Flow	100% - 110% of net income
Free Cash Flow	80% - 90% of net income
Capital Expenditures	$120 - $140

The following table outlines estimates of foreign currency exchange rate impacts, net of foreign currency hedging transactions, and foreign currency exchange rate assumptions reflected in the above financial performance outlook for 2021.

Estimated Foreign Currency Exchange Rates and Impacts		2021

Revenue growth rate impact	1.5%	-	2.0%
CAG Diagnostics recurring revenue growth rate impact		~ 1.5%
Operating margin growth impact		~ 10 bps
EPS impact		~ $0.14
EPS growth impact		~ 2.0%

Foreign Currency Exchange Rate Assumptions
In U.S. dollars
euro		$1.19
British pound		$1.34
Canadian dollar		$0.77
Australian dollar		$0.76
Relative to the U.S. dollar
Japanese yen		¥105.00
Chinese renminbi		¥6.57
Brazilian real		R$5.36

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will host a conference call today at 8:30 a.m. (Eastern) to discuss its fourth quarter and full year 2020 results and management's outlook. To participate in the conference call, dial 1-888-771-4371 or 1-847-585-4405 and reference access code 50070596. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (Eastern) on that day via the same link and will remain available for one year.

About IDEXX Laboratories, Inc.

IDEXX Laboratories, Inc. is a member of the S&P 500® Index and is a leader in pet healthcare innovation, offering diagnostic and software products and services that deliver solutions and insights to practicing veterinarians around the world. IDEXX products enhance the ability of veterinarians to provide advanced medical care, improve staff efficiency and build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for livestock and poultry and tests for the quality and safety of water and milk and point-of-care and laboratory diagnostics for human medicine. Headquartered in Maine, IDEXX employs more than 9,000 people and offers products to customers in over 175 countries. For more information about IDEXX, visit: www.idexx.com.

Note Regarding Forward-Looking Statements

This earnings release contains statements about the Company's business prospects and estimates of the Company's financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are included above under "Fourth Quarter and Full Year Results", "2021 Growth and Financial Performance Outlook", and elsewhere and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates; projected operating margins and expenses and capital expenditures; projected tax, tax rate and EPS benefits from share-based compensation arrangements; and projected effective tax rates, reduction of average shares outstanding and net interest expense. These statements are intended to provide management's expectation of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and in the corresponding sections of the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, as well as those described from time to time in the Company's other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company's consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors' evaluation of the Company's business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company's business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company's business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted fourth quarter 2020 results as follows: increased gross profit growth by 0.6%, decreased gross margin growth by 60 basis points, increased operating expense growth by 0.5%, decreased operating profit margin growth by 20 basis points, and increased EPS growth by 1%. Estimated currency changes impacted full year 2020 results as follows: decreased operating profit margin growth by 20 basis points, and decreased EPS growth by 1%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three months and year ended December 31, 2020 and refer to the Growth and Financial Performance Outlook section of this press release for estimated foreign currency exchange rate impacts on 2021 projections and estimates.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that excludes the impact of changes in foreign currency exchange rates and revenue from business acquisitions. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three and twelve months ended December 31, 2020. See the constant currency note above for the impacts of estimated currency changes to fourth quarter and full year 2020, as well estimated full year 2021 organic revenue growth for the Company and CAG Diagnostics recurring revenue. The percentage change in revenue resulting from acquisitions represents incremental revenues attributable to business acquisitions that have occurred since the beginning of the prior year period. Revenue from acquisitions is expected to have an immaterial impact on projected full year 2021 revenue growth and CAG Diagnostics recurring revenue growth.

Comparable constant currency operating expense growth, operating profit growth, and operating margin gain (or growth) - Comparable constant currency operating expense growth, operating profit growth, and operating profit margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Management believes that reporting comparable constant currency operating expense growth, operating profit growth, and operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable constant currency operating expense growth, operating profit growth, and operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, operating expense growth, operating profit growth, and operating margin gain reported in accordance with GAAP.

The reconciliation of these non-GAAP financial measures is as follows:

	Three Months Ended		Year-over-Year		Twelve Months Ended		Year-over-Year
	December 31,	December 31,	Change		December 31,	December 31,	Change
Dollar amounts in thousands	2020	2019			2020	2019
Operating Expenses (as reported)	$224,407	$215,518	4%		$876,516	$812,703	8%
Adjustments
CEO transition charges	—	(13,400)			—	(13,400)
Expired royalty litigation matter	—	—			(27,500)	—
Change from currency	(1,111)	—			2,827	—
Comparable constant currency operating expense growth	$223,296	$202,118	10%		$851,843	$799,303	7%

Income from operations (as reported)	$185,095	$115,631	60%		$694,524	$552,846	26%
Operating margin	25.7%	19.1%	660	bps	25.7%	23.0%	270	bps
Adjustments
CEO transition charges	—	13,400			—	13,400
Expired royalty litigation matter	—	—			27,500	—
Change from currency	(865)	—			7,097	—
Comparable constant currency income from operations growth	$184,230	$129,031	43%		$729,121	$566,246	29%
Comparable constant currency operating margin expansion	25.9%	21.3%	460	bps	27.0%	23.5%	340	bps
Amounts presented may not recalculate due to rounding.

These impacts and those described in the constant currency note above reconcile reported operating expense growth, operating profit growth, and operating margin gain (including projected 2021 operating margin expansion) to comparable constant currency operating expense growth, operating profit growth, and operating margin gain for the Company.

Comparable constant currency EPS growth - Comparable constant currency EPS growth is a non-GAAP financial measure that excludes the impact of changes in foreign currency exchange rates, the tax benefits of share-based compensation activity under ASU 2016-09 and non-recurring or unusual items (if any). Management believes comparable constant currency EPS growth is a more useful way to measure the Company's business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management.

The reconciliation of this non-GAAP financial measure is as follows:

	Three Months Ended		Year-over-Year	Twelve Months Ended		Year-over-Year
	December 31,	December 31,	Growth	December 31,	December 31,	Growth
	2020	2019		2020	2019
Earnings per share (diluted)	$2.01	$1.04	93%	$6.71	$4.89	37%
Adjustments
Share-based compensation activity	(0.13)	(0.05)		(0.45)	(0.22)
CEO transition charges	—	0.14		—	0.14
Expired royalty litigation matter	—	—		0.24	—
Swiss tax reform impact	(0.25)	—		(0.25)	—
Change from currency	(0.01)	—		0.06	—
Comparable constant currency EPS growth	1.62	1.13	43%	6.31	4.81	31%
Amounts presented may not recalculate due to rounding.

These impacts and those described in the constant currency note above reconcile reported EPS growth (including projected 2021 reported EPS growth) to comparable constant currency EPS growth for the Company.

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company's investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. See the supplementary analysis of results below for our calculation of free cash flow for the years ended December 31, 2020 and 2019. To estimate projected 2021 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of approximately $120 - $140 million.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA Ratios are calculated, see the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

After-Tax Return on Invested Capital, Excluding Cash and Investments ("ROIC"): After-Tax Return on Invested Capital, Excluding Cash and Investments, is a non-GAAP financial measure. After-tax return on invested capital, excluding cash and investments, represents our after-tax income from operations, divided by our average invested capital, excluding cash and investments, using beginning and ending balance sheet values. Management believes that reporting ROIC provides useful information to investors for evaluating the efficiency and effectiveness of our use of capital. See the supplementary table below for reconciliation of this non-GAAP financial measure.

Notes and Definitions

CEO transition charges - Effective November 1, 2019, Jonathan W. Ayers, our former Chairman of the Board, President and Chief Executive Officer, stepped down as Chairman of our Board, ceased to be an employee of the Company and transitioned to the role of external Senior Advisor to the Company. Mr. Ayers continues to serve as a member of our Board. Pursuant to a mutual separation agreement between the Company and Mr. Ayers, we recognized a charge to operating income of approximately $13.4 million in the fourth quarter of 2019, representing the cost of severance payments and an acceleration of the cost of his equity awards, which was offset by a reduction to our provision for income taxes of approximately $1.2 million, resulting in a total charge to net income of approximately $12.2 million, net of tax impacts.

Swiss tax reform impact - A one-time positive income tax impact related to the enactment of tax reform in Switzerland reflected in the fourth quarter of 2020, when the Company recorded an approximately $22 million deferred tax asset related to transitional benefits.

Expired royalty litigation matter - The Company established an accrual of $27.5 million in the third quarter of 2020 related to an ongoing matter involving an alleged breach of contract for underpayment of royalty payments made from 2004 through 2017 under an expired patent license agreement. The accrual amount represents the amount of a possible loss that we have determined to be probable and estimable, and the actual cost of resolving this matter may be higher or lower than the amount accrued.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)
		Three Months Ended		Twelve Months Ended
		December 31,	December 31,	December 31,	December 31,
		2020	2019	2020	2019
Revenue:	Revenue	$720,938	$605,446	$2,706,655	$2,406,908
Expenses and Income:	Cost of revenue	311,436	274,297	1,135,615	1,041,359
	Gross profit	409,502	331,149	1,571,040	1,365,549
	Sales and marketing	115,909	105,694	434,435	418,193
	General and administrative	69,721	74,664	300,832	261,317
	Research and development	38,777	35,160	141,249	133,193
	Income from operations	185,095	115,631	694,524	552,846
	Interest expense, net	(7,659)	(7,125)	(32,539)	(30,628)
	Income before provision for income taxes	177,436	108,506	661,985	522,218
	Provision for income taxes	2,478	17,962	79,854	94,426
Net Income:	Net income	174,958	90,544	582,131	427,792
	Less: Noncontrolling interest in subsidiary's earnings	168	48	355	72
	Net income attributable to stockholders	$174,790	$90,496	$581,776	$427,720
	Earnings per share: Basic	$2.04	$1.05	$6.82	$4.97
	Earnings per share: Diluted	$2.01	$1.04	$6.71	$4.89
	Shares outstanding: Basic	85,490	85,848	85,342	86,115
	Shares outstanding: Diluted	86,904	87,212	86,722	87,542

IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information (Unaudited)
		Three Months Ended		Twelve Months Ended
		December 31,	December 31,	December 31,	December 31,
		2020	2019	2020	2019
Operating Ratios	Gross profit	56.8%	54.7%	58.0%	56.7%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	25.7%	29.8%	27.2%	28.2%
	Research and development expense	5.4%	5.8%	5.2%	5.5%
	Income from operations[1]	25.7%	19.1%	25.7%	23.0%

[1]Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended		Three Months Ended
		December 31,	Percent of	December 31,	Percent of
		2020	Revenue	2019	Revenue
Revenue:	CAG	$629,652		$529,786
	Water	33,088		32,870
	LPD	42,476		36,655
	Other	15,722		6,135
	Total	$720,938		$605,446

Gross Profit:	CAG	$351,079	55.8%	$283,525	53.5%
	Water	22,889	69.2%	23,549	71.6%
	LPD	25,283	59.5%	21,607	58.9%
	Other	10,251	65.2%	2,468	40.2%
	Total	$409,502	56.8%	$331,149	54.7%

Income from Operations:	CAG	$148,825	23.6%	$92,005	17.4%
	Water	15,484	46.8%	14,456	44.0%
	LPD	11,591	27.3%	7,028	19.2%
	Other	9,195	58.5%	2,142	34.9%
	Total	$185,095	25.7%	$115,631	19.1%

		Twelve Months Ended		Twelve Months Ended
		December 31,	Percent of	December 31,	Percent of
		2020	Revenue	2019	Revenue
Revenue:	CAG	$2,385,765		$2,119,183
	Water	128,625		132,850
	LPD	145,845		132,635
	Other	46,420		22,240
	Total	$2,706,655		$2,406,908

Gross Profit:	CAG	$1,363,186	57.1%	$1,181,007	55.7%
	Water	90,380	70.3%	95,946	72.2%
	LPD	89,202	61.2%	78,504	59.2%
	Other	28,272	60.9%	10,092	45.4%
	Total	$1,571,040	58.0%	$1,365,549	56.7%

Income from Operations:	CAG	$574,887	24.1%	$462,605	21.8%
	Water	58,867	45.8%	61,923	46.6%
	LPD	40,008	27.4%	24,735	18.6%
	Other	20,762	44.7%	3,583	16.1%
	Total	$694,524	25.7%	$552,846	23.0%

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)
	Three Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net Revenue	2020	2019	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG	$629,652	$529,786	$99,866	18.9%	1.8%	—	17.0%
United States	405,362	347,563	57,799	16.6%	—	0.1%	16.6%
International	224,290	182,223	42,067	23.1%	5.3%	—	17.8%
Water	$33,088	$32,870	$218	0.7%	0.2%	—	0.4%
United States	14,573	14,516	57	0.4%	—	—	0.4%
International	18,515	18,354	161	0.9%	0.4%	—	0.5%
LPD	$42,476	$36,655	$5,821	15.9%	3.2%	—	12.7%
United States	3,730	4,009	(279)	(7.0)%	—	—	(7.0)%
International	38,746	32,646	6,100	18.7%	3.7%	—	15.0%
Other	$15,722	$6,135	$9,587	156.2%	—	—	156.2%
Total Company	$720,938	$605,446	$115,492	19.1%	1.8%	—	17.2%
United States	433,607	368,169	65,438	17.8%	—	0.1%	17.7%
International	287,331	237,277	50,054	21.1%	4.6%	—	16.5%

	Three Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net CAG Revenue	2020	2019	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG Diagnostics recurring revenue:	$548,244	$446,133	$102,111	22.9%	1.9%	0.1%	20.9%
IDEXX VetLab consumables	220,997	173,714	47,283	27.2%	2.4%	—	24.8%
Rapid assay products	60,337	50,183	10,154	20.2%	0.6%	—	19.6%
Reference laboratory diagnostic and consulting services	242,968	201,028	41,940	20.9%	1.8%	0.1%	18.9%
CAG Diagnostics services and accessories	23,942	21,208	2,734	12.9%	1.7%	—	11.2%
CAG Diagnostics capital – instruments	36,910	39,802	(2,892)	(7.3)%	2.5%	—	(9.7)%
Veterinary software, services and diagnostic imaging systems	44,498	43,851	647	1.5%	0.3%	—	1.2%
Net CAG revenue	$629,652	$529,786	$99,866	18.9%	1.8%	—	17.0%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)
	Twelve Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net Revenue	2020	2019	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG	$2,385,765	$2,119,183	$266,582	12.6%	0.2%	0.5%	11.9%
United States	1,593,855	1,410,278	183,577	13.0%	—	0.8%	12.2%
International	791,910	708,905	83,005	11.7%	0.5%	—	11.2%
Water	$128,625	$132,850	($4,225)	(3.2)%	(1.6)%	—	(1.6)%
United States	62,083	62,673	(590)	(0.9)%	—	—	(0.9)%
International	66,542	70,177	(3,635)	(5.2)%	(3.0)%	—	(2.2)%
LPD	$145,845	$132,635	$13,210	10.0%	(1.1)%	—	11.0%
United States	14,533	14,230	303	2.1%	—	—	2.1%
International	131,312	118,405	12,907	10.9%	(1.2)%	—	12.1%
Other	$46,420	$22,240	$24,180	108.7%	—	—	108.7%
Total Company	$2,706,655	$2,406,908	$299,747	12.5%	—	0.5%	12.0%
United States	1,691,224	1,495,516	195,708	13.1%	—	0.8%	12.3%
International	1,015,431	911,392	104,039	11.4%	(0.1)%	—	11.5%

	Twelve Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net CAG Revenue	2020	2019	Change	Growth[1]	Currency	Acquisitions	Growth[1]
CAG Diagnostics recurring revenue:	$2,113,839	$1,828,329	$285,510	15.6%	0.1%	0.6%	14.8%
IDEXX VetLab consumables	824,376	693,360	131,016	18.9%	0.1%	—	18.8%
Rapid assay products	253,018	232,149	20,869	9.0%	(0.2)%	—	9.2%
Reference laboratory diagnostic and consulting services	946,268	822,497	123,771	15.0%	0.3%	1.4%	13.4%
CAG Diagnostics services and accessories	90,177	80,323	9,854	12.3%	—	—	12.3%
CAG Diagnostics capital – instruments	108,950	132,685	(23,735)	(17.9)%	0.4%	—	(18.2)%
Veterinary software, services and diagnostic imaging systems	162,976	158,169	4,807	3.0%	—	—	3.0%
Net CAG revenue	$2,385,765	$2,119,183	$266,582	12.6%	0.2%	0.5%	11.9%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
Amounts in thousands (Unaudited)
		December 31,	December 31,
		2020	2019
Assets:	Current Assets:
	Cash and cash equivalents	$383,928	$90,326
	Accounts receivable, net	331,429	269,312
	Inventories	209,873	195,019
	Other current assets	137,508	124,982
	Total current assets	1,062,738	679,639
	Property and equipment, net	555,167	533,845
	Other long-term assets, net	676,656	618,991
	Total assets	$2,294,561	$1,832,475
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$74,558	$72,172
	Accrued liabilities	415,648	322,938
	Line of credit	—	288,765
	Current portion of long-term debt	49,988	—
	Deferred revenue	42,567	41,462
	Total current liabilities	582,761	725,337
	Long-term debt, net of current portion	858,492	698,910
	Other long-term liabilities, net	220,513	230,403
	Total long-term liabilities	1,079,005	929,313
	Total stockholders' equity	632,088	177,473
	Noncontrolling interest	707	352
	Total stockholders' equity	632,795	177,825
	Total liabilities and stockholders' equity	$2,294,561	$1,832,475

IDEXX Laboratories, Inc. and Subsidiaries
Select Balance Sheet Information (Unaudited)
		December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Selected Balance Sheet Information:	Days sales outstanding[1]	42.2	41.5	44.4	41.5	40.5
	Inventory turns[2]	2.1	1.9	1.6	1.9	2.2

[1]Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

[2]Inventory turns represent inventory-related cost of product revenue for the twelve months preceding each quarter-end divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)
		Twelve Months Ended
		December 31,	December 31,
		2020	2019
Operating:	Cash Flows from Operating Activities:
	Net income	$582,131	$427,792
	Non-cash charges	97,693	136,335
	Changes in assets and liabilities	(31,761)	(104,969)
	Net cash provided by operating activities	648,063	459,158
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(106,958)	(154,969)
	Acquisitions of intangible assets	(668)	(255)
	Acquisitions of businesses and equity investment, net of cash acquired	(1,750)	(50,304)
	Net cash (used) provided by investing activities	(109,376)	(205,528)
Financing:	Cash Flows from Financing Activities:
	Repayments on revolving credit facilities, net	(289,625)	(110,275)
	Issuance of senior notes	200,000	100,000
	Debt issuance costs	(5,025)	(154)
	Payment of acquisition-related contingent considerations	(1,676)	(2,375)
	Repurchases of common stock	(182,815)	(301,658)
	Proceeds from exercises of stock options and employee stock purchase plans	51,328	36,106
	Shares withheld for statutory tax withholding on restricted stock	(20,603)	(8,053)
	Net cash used by financing activities	(248,416)	(286,409)
	Net effect of changes in exchange rates on cash	3,331	(689)
	Net change in cash and cash equivalents	293,602	(33,468)
	Cash and cash equivalents, beginning of period	90,326	123,794
	Cash and cash equivalents, end of period	$383,928	$90,326

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands except per share data (Unaudited)
		Twelve Months Ended
		December 31,	December 31,
		2020	2019
Free Cash Flow:	Net cash provided by operating activities	$648,063	$459,158
	Investing cash flows attributable to purchases of property and equipment	(106,958)	(154,969)
	Free cash flow[1]	$541,105	$304,189

[1]See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Laboratories, Inc. and Subsidiaries
After-Tax Return on Invested Capital, Excluding Cash and Investments ("ROIC")
Amounts in thousands (Unaudited)
Numerator (amounts in thousands)	For the Year Ended December 31, 2020
Income from operations (as reported)	$694,524
After-tax income from operations[1]	$610,745
Denominator (dollar amounts in thousands)	As of December 31, 2020	As of December 31, 2019
Total shareholders' equity	$632,088	$177,473
Noncontrolling interest	707	352
Line of credit	—	288,765
Long-term debt, current portion	49,988	—
Long-term debt, net of current portion	858,492	698,910
Deferred income tax assets	(31,549)	(8,100)
Deferred income tax liabilities	11,707	33,024
Total invested capital	$1,521,433	$1,190,424
Less cash and cash equivalents	383,928	90,326
Total invested capital, excluding cash and investments	$1,137,505	$1,100,098
Average invested capital, excluding cash and investments[2]	$1,118,802
After-tax return on invested capital, excluding cash and investments	55%

[1]After-tax income from operations represents income from operations reduced by our reported effective tax rate.
[2]Average invested capital, excluding cash and investments, represents the average of the amount of total invested capital, excluding cash and investments.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
Shares repurchased in the open market	—	532	721	1,215
Shares acquired through employee surrender for statutory tax withholding	27	1	58	39
Total shares repurchased	27	533	779	1,254

Cost of shares repurchased in the open market	$—	$138,640	$179,623	$303,838
Cost of shares for employee surrenders	11,574	205	20,603	8,054
Total cost of shares	$11,574	$138,845	$200,226	$311,892

Average cost per share – open market repurchases	$—	$260.47	$249.20	$249.84
Average cost per share – employee surrenders	$426.73	$251.58	$354.98	$210.10
Average cost per share – total	$426.73	$260.46	$257.08	$248.62

Contact: John Ravis, Investor Relations, 1-207-556-8155